HMF II N-SAR


SUB-ITEM 77Q1: Exhibits

(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

Articles Supplementary dated February 23, 2017, which established Class T and Class F Shares of each Series of the Registrant, was previously filed with the SEC as exhibit a.(xi) to Post-Effective Amendment No. 139 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2017 (SEC Accession No.
0001571049-17-001721) and incorporated herein by reference.

Amended and Restated Rule 12b-1 Plan of Distribution dated February 12, 2007, as last amended and restated on February 28, 2017, which added Class T Shares, was previously filed with the SEC as exhibit m. to Post-Effective
Amendment No. 139 to the Registrant's Registration
Statement on Form N-1A filed with the SEC on February 28,
2017 (SEC Accession No. 0001571049-17-001721) and
incorporated herein by reference.

Multiple Class Plan Pursuant to Rule 18f-3 dated January 11, 2017, as last amended February 28, 2017, which added Class
T and Class F Shares, was previously filed with the SEC as exhibit n. to Post-Effective Amendment No. 139 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2017 (SEC Accession No. 0001571049-17-001721) and incorporated herein by reference.



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